As filed with the Securities and Exchange Commission on November 21, 2000.
                                                     Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            -----------------------

                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933

                            -----------------------

                                 USG CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                       36-3329400
   (State or Other Jurisdiction of                          (IRS Employer
   Incorporation or Organization)                        Identification No.)

                            125 SOUTH FRANKLIN STREET
                             CHICAGO, ILLINOIS 60606
                    (Address of Principal Executive Offices)


                                 USG CORPORATION
                        OMNIBUS MANAGEMENT INCENTIVE PLAN

                            (Full Title of the Plan)


             DEAN H. GOOSSEN                             Telephone number,
           CORPORATE SECRETARY                         including area code,
             USG CORPORATION                           of agent for service:
        125 SOUTH FRANKLIN STREET                         (312) 606-4000
        CHICAGO, ILLINOIS  60606
 (Name and Address of Agent For Service)

=============================================================================================

                                CALCULATION OF REGISTRATION FEE

                                                  Proposed         Proposed
      Title of                                     Maximum         Maximum
     Securities                  Amount           Offering         Aggregate       Amount of
        to be                     to be             Price          Offering      Registration
     Registered             Registered (1,2)     Per Unit (3)      Price (3)         Fee
---------------------------------------------------------------------------------------------
Common Stock, par value
    $0.10 per share         2,400,000 Shares       $ 14.38       $ 34,512,000     $9,111.17
=============================================================================================

(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

(2) There is also registered hereunder an equal number of Preferred Share Purchase Rights, which initially will be attached to and transferable only with the Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 20, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  The following documents are incorporated by reference into this Registration Statement:

                  (1) The Annual Report of USG Corporation (the "Company") on Form 10-K for the fiscal year ended December 31, 1999, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarterly periods ended March 31, June 30, and September 30, 2000, which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

                  (3) All other reports filed by the Company and the Plan pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1999.

                  (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Reports.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

                  The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

                  The legality of the Common Stock and attached Preferred Share Purchase Rights issuable in connection with awards under the Plan will be passed upon by Dean H. Goossen, Corporate Secretary, who is an officer and a employee of the Company. On the date of this Registration Statement, Mr. Goossen held options for the purchase of 35,000 shares of Common Stock granted under predecessor plans, of which options for 33,000 shares are exercisable within 60 days of this Registration Statement. In addition, Mr. Goossen holds 10,000 shares of performance-based restricted stock which are subject to corporate performance and risk of forfeiture until January, 2003. Mr. Goossen will be eligible for subsequent awards under the Plan. No other expert named in the Registration Statement has any reportable interest.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                  Section 145 of the Delaware General Corporation Law and Article Tenth of the Certificate of Incorporation of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

                  The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 21st day of November, 2000.

                                         USG CORPORATION

                                         By:  /s/  Richard H. Fleming
                                              -----------------------------
                                              Richard H. Fleming
                                              Executive Vice President and
                                              Chief Financial Officer


                  Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of November, 2000.


/s/  William C. Foote                      /s/  James C. Cotting        *
----------------------------------         ------------------------------------
William C. Foote,                          James C. Cotting,
Chairman, President, Chief Executive       Director
Officer and Director
(Principal Executive Officer)


/s/  Richard H. Fleming                    /s/  Lawrence M. Crutcher    *
----------------------------------         ------------------------------------
Richard H. Fleming,                        Lawrence M. Crutcher,
Executive Vice President and               Director
Chief Financial Officer
(Principal Financial Officer)


/s/  Raymond T. Belz                       /s/  W. Douglas Ford         *
----------------------------------         ------------------------------------
Raymond T. Belz,                           W. Douglas Ford,
Senior Vice President and Controller       Director
(Principal Accounting Officer)


/s/  Robert L. Barnett    *                /s/  David W. Fox            *
----------------------------------         ------------------------------------
Robert L. Barnett,                         David W. Fox,
Director                                   Director


/s/  Keith A. Brown       *                /s/  Valerie B. Jarrett      *
----------------------------------         ------------------------------------
Keith A. Brown,                            Valerie B. Jarrett,
Director                                   Director


/s/  W.H. Clark           *                /s/  Marvin E. Lesser        *
----------------------------------         ------------------------------------
W.H. Clark,                                Marvin E. Lesser,
Director                                   Director


/s/  Judith A. Sprieser   *                /s/  John B. Schwemm         *
----------------------------------         ------------------------------------
Judith A. Sprieser,                        John B. Schwemm,
Director                                   Director


*By: /s/  Dean H. Goossen
     --------------------
     Dean H. Goossen,
     Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit Number                     Description
--------------                     -----------

       4.1 The Company's Restated Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1 of the Company's Form 8-K, dated May 7, 1993).

       4.2 The Company's Amended and Restated By-Laws (incorporated herein by reference to Exhibit 4(a) to the Company's Form 10-Q, dated September 30, 2000).

       5* Opinion of Counsel (including consent) of Dean H. Goossen, Corporate Secretary and Counsel, USG Corporation.

       15* Letter of Arthur Andersen LLP regarding unaudited interim financial information.

       23*          Consent of Arthur Andersen LLP.

       24*          Power of Attorney.


*Filed herewith.